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                                                    EXHIBIT 10.43

                                PROMISSORY NOTE


$6,000.00                                           Los Angeles, California
                                                    June 25, 1996

     For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the undersigned, Pacific Trim & Belt, Inc. ("Payor"), hereby promises to pay to Pacific Western ("Payee"), or order, the principal sum of Six Thousand ($6,000.00) with interest thereon at a rate of Seven and One Half percent (7.5%) per annum from the date hereof, which amount has been or will be funded by Payee to Payor as follows: (a) Five Thousand Dollars ($5,000) on the date thereof; (b) One Thousand Dollars ($1,000) on 7/18/96. All payments on this Note shall be made at such address as the holder if this Note may advise Payor in writing, in lawful money of the United States of America.

    All interest and the entire principal amount of this Note shall be payable to Payee on the fifteenth day following the date of delivery by Payee to Payor of written demand therefor, (the "Maturity Date"). This Note may be prepaid in whole or in part at any time without penalty.

    Payor hereby waives presentment for payment, protest, notice of protest and notice of non-payment of this Note. In the event that any suit or proceeding is instituted by the holder of this Note for collection hereof, the holder of this Note shall be entitled to repayment by the Payor of all costs and expenses incurred in connection therewith, including court costs and attorneys' fees, regardless of whether a lawsuit is instituted. This Note may be extended or renewed by the holder hereof, at the holder's option, but no such extension or renewal shall be effective unless made in writing, and Payor acknowledges that it is not entitled to any such extension or renewal and has been given no assurance of any nature with respect thereto. No failure on the part of the holder of this Note to exercise, or delay in exercising any right, remedy or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any further exercise of such right, remedy, power or privilege. The waiver by the holder of this Note of any default hereunder shall not be deemed, nor shall the same constitute, waiver of any subsequent default on the part of Payor of a same or different nature. This Note shall be governed by the laws of the State of California.

                                        Pacific Trim & Belt, Inc.
                                        a California corporation



                                        By: /s/ HAROLD DYNE
                                           ----------------------
                                                Harold Dyne

                                        Its:    President